Exhibit 2.28
TENTH SUPPLEMENTAL INDENTURE

TENTH SUPPLEMENTAL INDENTURE (the “Tenth Supplemental Indenture”), dated as of April 18, 2024, among Petróleos Mexicanos (the “Issuer”), having its principal office at Avenida Marina Nacional No. 329, Colonia Verónica Anzures 11300, Mexico City, Mexico, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee previously have entered into an Indenture, dated as of January 27, 2009 (the “Original Indenture”, as amended and supplemented by the first supplemental indenture (the “First Supplemental Indenture”), dated as of June 2, 2009, among the Issuer, the Trustee and Deutsche Bank AG, London Branch, as international paying and authenticating agent, by the second supplemental indenture (the “Second Supplemental Indenture”), dated as of October 13, 2009, among the Issuer, the Trustee, Credit Suisse AG, as principal Swiss paying and authenticating agent, and BNP Paribas (Suisse) SA, as an additional Swiss paying agent, by the third supplemental indenture (the “Third Supplemental Indenture”), dated as of April 10, 2012, among the Issuer, the Trustee and Credit Suisse AG, as Swiss paying and authenticating agent, by the fourth supplemental indenture (the “Fourth Supplemental Indenture”), dated as of June 24, 2014, between the Issuer and the Trustee, by the fifth supplemental indenture (the “Fifth Supplemental Indenture”), dated as of October 15, 2014, between the Issuer and the Trustee, by the sixth supplemental indenture (the “Sixth Supplemental Indenture”), dated as of December 8, 2015, among the Issuer, the Trustee, BNP Paribas (Suisse) SA, as principal Swiss paying and authenticating agent, and Credit Suisse AG, as an additional Swiss paying agent, by the seventh supplemental indenture (the “Seventh Supplemental Indenture”), dated as of June 14, 2016, among the Issuer, the Trustee, Credit Suisse AG, as principal Swiss paying and authenticating agent, and UBS AG, as an additional Swiss paying agent, by the eighth supplemental indenture (the “Eighth Supplemental Indenture”), dated as of February 16, 2018, among the Issuer and the Trustee, by the ninth supplemental indenture (the “Ninth Supplemental Indenture”), dated as of June 4, 2018, among the Issuer, the Trustee, BNP Paribas (Suisse) SA, as principal Swiss paying and authenticating agent, and Credit Suisse AG, as an additional Swiss paying agent and by this Tenth Supplemental Indenture and by any further supplements thereto, the “Indenture”), providing for the issuance from time to time of unsecured bonds, debentures, notes and other evidences of indebtedness (the “Securities”) of the Issuer to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 9.01(5) of the Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Issuer and the Trustee may enter into one or more indentures supplemental to the Original Indenture to amend the Indenture or the Securities of any series in any manner that, as set forth in an officer’s certificate, will not adversely affect the interest of the Holders of any series of Securities in any material respect;

WHEREAS, the Issuer desires to modify the Regular Record Date (as defined in the Indenture) of the Securities of any series issued on or after the date hereof (the “New Securities”);

WHEREAS, the Issuer desires to authorize the Issuer to execute, and the Trustee to authenticate, the New Securities electronically;

WHEREAS, all conditions necessary to make this Tenth Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Tenth Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuer and the Trustee hereby agree, for the equal and ratable benefit of all Holders of the New Securities, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Tenth Supplemental Indenture.

ARTICLE TWO

AMENDMENTS TO INDENTURE

Section 1.01. Regular Record Date.

(a)With respect to any New Securities, the definition of “Regular Record Date” in Section 1.01(a) is hereby amended and restated in its entirety as follows:

“Regular Record Date” for the interest payable on any Interest Payment Date means the date         specified for that purpose as contemplated by Section 2.02, which date shall be, unless otherwise specified pursuant to Section 2.02, the date one Business Day prior to such Interest Payment Date.

(b) With respect to any New Securities, the twenty-seventh paragraph of Exhibit E “Form of Reverse of Note” to the Indenture is hereby amended and restated in its entirety as follows:

[Include if Note is a Registered Note — (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, unless otherwise specified on the face hereof or in the Final Terms, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date one Business Day prior to such Interest Payment Date (the “Regular Record Date”); provided that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable; and provided, further, that if this Note is a Global Security, any payment of interest on this Note shall be made to the applicable Depositary or its nominee, as the registered owner hereof. Unless otherwise specified on the face hereof or in the Final Terms, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more predecessor Notes)

is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 2.02. Electronic Execution and Authentication. With respect to any New Securities, Section 3.02 is hereby amended and restated in its entirety as follows:

(a) The Securities shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer or an attorney-in-fact duly authorized for that purpose. The signature of any of these officers or attorneys-in-fact may be manual, facsimile or electronic. Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed on behalf of the Issuer to the Trustee for     authentication, together with an Issuer Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

(c) At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect to the Securities of any series, the Issuer may deliver Exchange Securities of such series executed by the Issuer together with an Issuer Order for the authentication and delivery of such Exchange Securities and a like principal amount of Initial Securities of such series for cancellation in accordance with Section 3.10, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Exchange Securities.

(d) The Trustee shall be entitled to receive, prior to the authentication and delivery of the Securities of any series, the supplemental indenture, the Board Resolution or Officer’s Certificate by or pursuant to which the terms and form of such Securities have been approved (and, if such terms and form are approved pursuant to a Board Resolution, the Officer’s Certificate regarding such terms and form) and an Opinion of Counsel stating that:

(i) the forms and terms of such Securities have been established in     conformity with the provisions of this Indenture;

(ii) in the event that the forms or terms of such Securities have been established in a supplemental indenture, the execution and delivery of such supplemental indenture have been duly authorized by all necessary action of the Issuer and by all necessary governmental action, such supplemental indenture has been duly executed and delivered by the Issuer and, assuming due authorization by the Trustee, is a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights;

(iii) the execution and delivery of such Securities have been duly authorized by all necessary action of the Issuer and by all necessary governmental action and such Securities have been duly executed by the Issuer and, assuming due authentication by the Trustee and delivery by the Issuer, the Securities are the legal, valid and binding obligations of the Issuer, enforceable in each case in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights;

(iv) the amount of Securities Outstanding of such series, together with the amount of such Securities, does not exceed any limit established under the terms of this Indenture on the amount of Securities of such series that may be authenticated and delivered; and

(v) such other matters as the Trustee may reasonably request.

Notwithstanding any contrary provision herein, if the Issuer shall establish pursuant to Section 2.02 that the Securities of a series may be originally issued from time to time, it shall not be necessary to deliver the Board Resolution, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to this Section or Section 1.02 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

(e) Each Bearer Security shall be dated the date from which any interest on the Securities of such series first begins to accrue and each Registered Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for below executed by the Trustee by manual, facsimile or electronic signature of one of its Responsible Officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By _________________________________ Authorized Officer

ARTICLE THREE

MISCELLANEOUS

Section 3.01. Effect of Supplemental Indenture. This Tenth Supplemental Indenture supplements the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and shall be a part, and subject to all the terms, thereof with respect to the New Securities. The Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Tenth Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Tenth Supplemental Indenture, shall be read, taken and construed as one and the same instrument. All provisions included in this Tenth Supplemental Indenture supersede any conflicting provisions included in the Original Indenture unless not permitted by law. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Tenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Tenth Supplemental Indenture.

Section 3.02. Governing Law. This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except that all matters relating to the authorization and execution of this Tenth Supplemental Indenture and the Securities by the Issuer will be governed by the laws of Mexico.

Section 3.03. Notices. All notices and communications hereunder shall be given in the manner set forth in Section 1.05 of the Indenture.

Section 3.04. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Tenth Supplemental Indenture.

Section 3.05. Counterparts. The parties may sign any number of copies of this Tenth Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.06. Liability of Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Tenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties have caused this Tenth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETRÓLEOS MEXICANOS

By:_____________________________________
Name: José Alberto Jiménez Hernández
Title: Associate Managing Director of Finance of Petróleos Mexicanos

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
as Trustee

By:_____________________________________
Name:
Title:

By:_____________________________________
Name:
Title: